Exhibit 10.21

STOCK OPTION AGREEMENT

This STOCK OPTION AGREEMENT (the “Agreement”) is entered into as of November 10, 2004, by and between INDEX DEVELOPMENT PARTNERS, INC., a Delaware corporation (the “Company”), and Jonathan Steinberg (the “Optionholder”).

WHEREAS, on November 3, 2004 (the “Grant Date”), the Board of Directors of the Company (the “Board”), in consideration for service as a director of the Company, authorized the grant to the Optionholder of an option (the “Option”) to purchase an aggregate of 835,000 shares of the authorized but unissued Common Stock of the Company, $.01 par value (the “Common Stock”); and

WHEREAS, the desires to acquire the Option upon the terms and conditions set forth in this Agreement;

IT IS AGREED:

1. Grant of Stock Option. The Company hereby grants the Optionholder the Option to purchase all or any part of an aggregate of 835,000 shares of Common Stock (the “Option Shares”) on the terms and conditions set forth herein.

2. Non-Qualified Stock Option. The Option represented hereby is not intended to be an Option which qualifies as an “Incentive Stock Option” under Section 422 of the Internal Revenue Code of 1986, as amended.

3. Exercise Price. The exercise price of the Option is $0.16 per share, subject to adjustment as hereinafter provided. The exercise price is at least 100% of the Fair Market Value (defined below) of the Company’s Common Stock as of the date of this Agreement.

4. Exercisability. This Option shall be exercisable as to 417,500 shares on the Grant Date and as to an additional 417,500 shares on November 10, 2005. After a portion of the Option becomes exercisable, such portion shall remain exercisable, except as otherwise provided herein, until the close of business on November 9, 2014 (“Exercise Period”).

5. Effect of Termination of Directorship.

5.1. Termination Due to any Reason Other than Removal For Cause. If the Optionholder’s status as a Director of the Company terminates due to any reason other than removal for cause, the portion of the Option, if any, that was exercisable as of the date of termination may thereafter be exercised by the

Optionholder until the expiration of the Exercise Period. The portion of the Option, if any, that was not exercisable as of the date of termination shall immediately expire upon termination.

5.2. Termination Due to Removal for Cause. If the Optionholder’s status as a Director of the Company terminates by reason of removal for cause, then (a) the Option shall immediately terminate and (b) the Company may require the Optionholder to return to the Company the economic value of any Option Shares purchased hereunder by the Optionholder within the six (6) month period prior to the date of such removal. In such event, the Optionholder hereby agrees to remit to the Company, in cash, an amount equal to the difference between the Fair Market Value of the Option Shares on the date of such removal (or the sales price of such Shares if the Option Shares were sold during such six (6) month period) and the Exercise Price of such Shares, net of any taxes paid by the Optionholder in connection with the vesting, exercise or sale of the Option (or Option Shares). For purposes of this Agreement, “cause” shall be limited to: (i) any material breach of fiduciary duty by the Optionholder, but only if such material breach shall not have been corrected within ten business days of his receipt of written notice from the Company of the occurrence of such material breach; (ii) being convicted of, or pleading guilty or nolo contendere to a felony, misdemeanor (other than, if applicable, minor traffic violations) or crime of moral turpitude; or (iii) the commission by the Optionholder of an act of dishonesty, fraud or embezzlement against the Company. For purposes of this Agreement, the “Fair Market Value” of the Option Shares on a given date (the “Date of Determination”) shall mean shall be deemed to be the last reported sale price of the Common Stock on such date, or, in case no such reported sale takes place on such day, the average of the last reported sale prices for the immediately preceding three trading days, in either case as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or if any such exchange on which the Common Stock is listed is not its principal trading market, the last reported sale price as furnished by the National Association of Securities Dealers, Inc. (“NASD”) through the Nasdaq National Market or SmallCap Market, or, if applicable, the OTC Bulletin Board or the residual over-the-counter market, or if the Common Stock is not listed or admitted to trading on any of the foregoing markets, or similar organization, as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it. Nothing in the this Agreement shall limit in an manner the power of the Board or the Company’s stockholders to remove Director at any time, for any reason or no reason, provided that such removal is effected in accordance with applicable law, the Company’s then-current certificate of incorporation, as amended and the Company’s then-current by-laws.

6. Withholding Tax. Not later than the date as of which an amount first becomes includible in the gross income of the Optionholder for Federal income tax purposes with respect to the Option, the Optionholder shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state and local taxes of any kind required by law to be withheld or paid with respect to such amount. Notwithstanding anything in this Agreement to the contrary, the obligations of the Company under this Agreement shall be conditional upon such payment or arrangements with the Company and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Optionholder from the Company.

7. Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, consolidation, dividend (other than cash dividend), stock split, reverse stock split, or other change in corporate structure affecting the number of issued shares of Common Stock, the Company shall proportionally adjust the number and kind of Option Shares and the exercise price of the Option in order to prevent the dilution or enlargement of the Optionholder’s proportionate interest in the Company and the Optionholder’s rights hereunder, provided that the number of Option Shares shall always be a whole number.

8. Method of Exercise.

8.1. Notice to the Company. The Option shall be exercised in whole or in part by written notice in substantially the form attached hereto as Exhibit A directed to the Company at its principal place of business accompanied by full payment as hereinafter provided of the exercise price for the number of Option Shares specified in the notice.

8.2. Delivery of Option Shares. The Company shall deliver a certificate for the Option Shares to the Optionholder as soon as practicable after payment therefor.

8.3. Payment of Purchase Price. The Optionholder shall make pay for the Option Shares by any one or more of the following methods set forth in this Section 8.3.

8.3.1. Cash Payment. The Optionholder shall make cash payments by wire transfer, certified check or bank check, in each case payable to the order of the Company; the Company shall not be required to deliver certificates for Option Shares until the Company has confirmed the receipt of good and available funds in payment of the purchase price thereof.

8.3.2. Payment through Bank or Broker. The Optionholder may make arrangements satisfactory to the Company with a bank or a broker who is member of the National Association of Securities Dealers, Inc. to either (a) sell on the exercise date a sufficient number of the Option Shares being purchased so that the net proceeds of the sale transaction will at least equal the Exercise Price multiplied by the number of Option Shares being purchased pursuant to such exercise, plus the amount of any applicable withholding taxes and pursuant to which the bank or broker undertakes irrevocably to deliver the full Exercise Price multiplied by the number of Option Shares being purchased pursuant to such exercise, plus the amount of any applicable withholding taxes to the Company on a date satisfactory to the Company, but no later than the date on which the sale transaction would settle in the ordinary course of business or (b) obtain a “margin commitment” from the bank or broker pursuant to which the bank or broker undertakes irrevocably to deliver the full Exercise Price multiplied by the number of Option Shares being purchased pursuant to such exercise, plus the amount of any applicable withholding taxes to the Company, immediately upon receipt of the Option Shares.

8.3.3. Cashless Payment.

(a) The Optionholder may, in his or her sole discretion, use shares of Common Stock of the Company that were owned by the Optionholder for more than six (6) months (and which have been paid for within the meaning of Rule 144 promulgated by the Securities and Exchange Commission (“Commission”) and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares), or that were obtained by the Optionholder in the open public market, to pay the purchase price for the Option Shares by delivery of one or more stock certificates in negotiable form which are effective to transfer good and valid title thereto to the Company, free of any liens or encumbrances. Shares of Common Stock used for this purpose shall be valued at the Fair Market Value (as defined in Section 5.2).

(b) At the election of the Optionholder, the Exercise Price for any or all of the Option Shares to be acquired may be paid by the surrender of any unexercised portion of the Option having a “value” equal to the Exercise Price multiplied by the number of Option Shares to be purchased. The “value” of a surrendered portion of the Option means, as of the exercise date, an amount equal to the excess of the total Fair Market Value (as defined in Section 5.2) of the shares of Common Stock underlying the surrendered portion of the Option over the total Exercise Price of such shares of Common Stock underlying the surrendered portion of the Option.

8.3.4. Payment of Withholding Tax. Any required withholding tax may be paid in cash, with Common Stock or by the surrender of an unexercised portion of the Option in accordance with Sections 8.3.1., 8.3.2 and 8.3.3.

8.3.5. Exchange Act Compliance. Notwithstanding the foregoing, the Company shall have the right to reject payment in the form of Common Stock if in the opinion of counsel for the Company, (i) it could result in an event of “recapture” under Section 16(b) of the Securities Exchange Act of 1934; as amended (the “Exchange Act”), or (ii) such shares of Common Stock may not be sold or transferred to the Company; or (iii) such transfer could create legal difficulties for the Company.

9. Market Standoff Agreement. The Optionholder agrees that, at any time that the Optionholder would be deemed to be an “affiliate” (as defined under the Exchange Act) of the Company, in connection with next firm commitment underwritten public of the Company’s securities following the date of this Agreement that will raise at least $15,000,000 in gross proceeds, upon the request of the Company or the underwriters managing such public offering of the Company’s securities, the Optionholder will not sell or otherwise dispose of any Option Shares (including without limitation sale of Option Shares in connection with the exercise method set forth in Section 8.3.2., but expressly excluding the use of Common Stock in connection with the exercise method set forth in Section 8.3.3.) or any other securities of the Company without the prior written consent of the Company or such underwriters, as the case may be, for such period of time from the effective date of such registration not exceeding 180 days and otherwise as the Company or the underwriters may specify for the Company’s director shareholders generally; provided, that all executive officers, directors and holders of more than 5% of the Company’s then outstanding capital stock agree to the same restriction. The Optionholder understands and agrees that, in order to ensure compliance with the market standoff agreement, the Company may issue appropriate “stop-transfer” instructions to its transfer agent.

10. Notice of Disqualifying Disposition of ISO Shares. If the Option granted to the Optionholder herein is an ISO, and if the Optionholder sells or otherwise disposes of any of the Option Shares acquired pursuant to a whole or partial exercise the Option prior to the later of (a) the second (2nd) anniversary of the Grant Date, or (b) the first (1st) anniversary of the date of exercise of such Option Shares, the Optionholder shall immediately notify the Company in writing of such sale or disposition. The Optionholder acknowledges and agrees that the Optionholder may be subject to income and other tax withholding by the Company on the compensation income recognized by the Optionholder from any such sale or disposition, by payment in cash (or in shares of Common Stock, to the extent permissible under Section 8.3.4.) or out of the current wages or other earnings payable to the Optionholder. The Optionholder hereby authorizes his/her broker(s) to provide the Company, promptly at the Company’s request, with any information concerning the Option Shares, now or previously in the Optionholder’s account(s) with such broker(s), as the Company may request. The Optionholder agrees that this authorization may not be revoked or modified in any manner except pursuant to a writing signed by both the Optionholder and the Company.

11. Nonassignability. The Option shall not be assignable or transferable without the consent of the Company and unless the Company shall have been furnished with written notice thereof and a copy of such other evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of the Option.

12. Required Holding Period. This Option and any Common Stock acquired upon its exercise may not be sold, assigned or otherwise transferred (other than to the Optionholder) prior to the six (6) month anniversary of the Grant Date.

13. Company Representations. The Company hereby represents and warrants to the Director that:

(a) the Company, by appropriate and all required action, is duly authorized to enter into this Agreement and consummate all of the transactions contemplated hereunder; and

(b) the Option Shares, when issued and delivered by the Company to the Director in accordance with the terms and conditions hereof, will be duly and validly issued and fully paid and non-assessable.

14. Optionholder Representations. The Optionholder hereby represents and warrants to the Company that:

(a) it is acquiring the Option and shall acquire the Option Shares for its own account and not with a view towards the distribution thereof;

(b) it has received a copy of all reports and documents required to be filed by the Company with the Commission pursuant to the Exchange Act within the last 24 months and all reports issued by the Company to its stockholders as of the date of this Agreement;

(c) it understands that it must bear the economic risk of the investment in the Option Shares, which cannot be sold by it unless they are registered under the Securities Act of 1933 (the “1933 Act”) or an exemption therefrom is available thereunder and that the Company is under no obligation to register the Option Shares for sale under the 1933 Act;

(d) as a result of the Optionholder’s position with the Company, the Optionholder has had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder and to obtain any additional information to the extent the Company possesses or may possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of the information obtained pursuant to clause (b) above;

(e) it is aware that the Company shall place stop transfer orders with its transfer agent against the transfer of the Option Shares in the absence of registration under the 1933 Act or an exemption therefrom as provided herein; and

(f) The certificates evidencing the Option Shares may bear the following legends:

“The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933. The shares may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act.”

“The shares represented by this certificate have been acquired pursuant to a Stock Option Agreement, dated as of November 10, 2004, a copy of which is on file with the Company, and may not be transferred, pledged or disposed of except in accordance with the terms and conditions thereof.”

15. Restriction on Transfer of Stock Option Agreement and Option Shares. Notwithstanding anything in this Agreement to the contrary, and in addition to the provisions of Section 12 of this Agreement, the Optionholder hereby agrees that it shall not sell, transfer by any means or otherwise dispose of the Option Shares acquired by it without registration under the 1933 Act, or in the event that they are not so registered, unless (a) an exemption from the 1933 Act registration requirements is available thereunder, and (b) the it has furnished the Company with notice of such proposed transfer and the Company’s legal counsel, in its reasonable opinion, shall deem such proposed transfer to be so exempt.

16. [Intentionally omitted.]

17. Miscellaneous.

17.1. Notices. All notices, requests, deliveries, payments, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be either delivered personally or by private courier (e.g., Federal Express), or sent by registered or certified mail, return receipt requested, postage prepaid, to the parties at their respective addresses set forth herein, or to such other address as either shall have specified by notice in writing to the other. Notice shall be deemed duly given hereunder when delivered in person or by private courier, or on the third (3rd) business day following deposit in the United States mail as set forth above.

17.2. [Intentionally omitted.]

17.3. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Option Agreement shall be binding upon the Optionholder and the Optionholder’s heirs, executors, administrators, legal representatives, successors and assigns.

17.4. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto and supersede all prior undertakings and agreements, oral or written, with respect to the subject matter hereof. The Agreement may not be contradicted by evidence of any prior or contemporaneous agreement. To the extent that the policies and procedures of the Company apply to the Optionholder and are inconsistent with the terms of the Agreement, the provisions of the Agreement shall control.

17.5. Amendments; Waivers. The Agreement may not be modified, amended, or terminated except by an instrument in writing, signed by each of the parties (in the case of the Company, such instrument must be signed by the President or Chief Executive Officer of the Company to be effective). No failure to exercise and no delay in exercising any right, remedy, or power under the Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power under the Agreement preclude any other or further exercise thereof, or the exercise of any other right, remedy, or power provided herein or by law or in equity. All rights and remedies, whether conferred by the Agreement, by any other instrument or by law, shall be cumulative, and may be exercised singularly or concurrently.

17.6. Severability; Enforcement. If any provision of this Agreement is held invalid, illegal or unenforceable in any respect (an “Impaired Provision”), (a) such Impaired Provision shall be interpreted in such a manner as to preserve, to the maximum extent possible, the intent of the parties, (b) the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and (c) such decision shall not affect the validity, legality or enforceability of such Impaired Provision under other circumstances. The parties agree to negotiate in good faith and agree upon a provision to substitute for the Impaired Provision in the circumstances in which the Impaired Provision is invalid, illegal or unenforceable.

17.7. Attorneys’ Fees. In the event of any arbitration or litigation between the parties arising under or related to this Agreement (a “Covered Dispute”), the substantially prevailing party in the Covered Dispute (the “Prevailing Party”) shall be entitled to receive from the other party the Prevailing Party’s reasonable attorneys’ fees and costs, including, without limitation, the cost at the hourly charges routinely charged therefor by the persons providing the services, reasonable fees and/or allocated costs of staff (in-house) counsel, and fees and expenses of experts retained by counsel in connection with such arbitration or litigation and with any and all appeals or petitions therefrom, in addition to any other relief to which the Prevailing Party may be entitled. A party to a Covered Dispute shall be the Prevailing Party in such Covered Dispute if the claims against such party are dismissed at any stage in the arbitration or litigation.

17.8. Governing Law; Jurisdiction. The Agreement shall be governed by and construed in accordance with the law of the State of New York, without reference to that body of law concerning choice of law or conflicts of law, except that the General Corporation Law of the State of Delaware (“GCL”) shall apply to all matters governed by the GCL, including without limitation matters concerning the validity of grants of stock options and actions of the Company’s board of directors or any committee thereof. The parties agree that, subject to the agreement to arbitrate disputes set forth in Section 17.12, the sole and exclusive judicial venues for any dispute, difference, cause of action or legal action of any kind that any party, or any officer, director, employee, agent or permitted successor or assign of any party may bring against any other party, or against any officer, director, employee, agent or permitted successor or assign of any party, related to this Agreement (a “Proceeding”), shall be (a) the United States District Court for the Southern District of New York, if such court has statutory jurisdiction over the Proceeding and (b) the Supreme Court of the State of New York in the County of New York (collectively, the “New York Courts”). Each of the parties hereby expressly (i) consents to the personal jurisdiction of each of the New York Courts with respect to any Proceeding; (ii) agrees that service of process in any Proceeding may be effected upon such party in the manner set forth in Section 17.1 (as well as in any other manner prescribed by law); and (iii) waives any objection, whether on the grounds of venue, residence or domicile or on the ground that the Proceeding has been brought in an inconvenient forum, to any Proceeding brought in either of the New York Courts. Notwithstanding the foregoing, nothing in this paragraph alters the parties’ agreement to arbitrate disputes as set forth in Section 17.12.

17.9. No Duty to Disclose. The Optionholder acknowledges and agrees that, except for the information provided to the Optionholder by the Company pursuant to Section 15(b) and 15(d) prior to execution of this Agreement, neither the Company nor any of the Company’s officers, directors, shareholders, employees, agents or representatives has any duty or obligation to disclose to the Optionholder any information whatsoever, including but not limited to information concerning the Company that might if made public affect the value of the Option Shares. Such information includes without limitation any information concerning the Company’s actual or potential financial performance, actual or potential material contracts to which the Company is or may become a party, or actual or potential material transactions that involve or may involve the Company, including but not limited to plans to effect a merger or to acquire or dispose of a material amount of assets. The Optionholder acknowledges and understands that it (a) might exercise its Option (or a portion thereof) prior to the public dissemination of such information, and that the value of the Option Shares may decrease after the public dissemination of such information, or (b) might exercise its Option (or a portion thereof) and sell, pledge or encumber the Option Shares (or a portion thereof) prior to the public dissemination of such information, and that the value of the Option Shares may increase after the public dissemination of such information; and the Director acknowledges and agrees that it will not bring or participate in any claim whatsoever against the Company or against any of the Company’s officers, directors, shareholders, employees, agents or representatives related to the failure to have disclosed such information prior to the Optionholder’s exercise of the Option and/or sale, pledge or encumbrance of the Option Shares.

17.10. Rights of Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective permitted successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

17.11 Headings. The Section headings used herein are for convenience only and do not define, limit or construe the content of such sections. All references in this Agreement to Section numbers refer to Sections of this Agreement, unless otherwise indicated.

17.12. Agreement to Arbitrate. The Optionholder and the Company recognize that differences may arise between them during or following the Optionholder’s tenure as a director of the Company, and that those differences may or may not be related to the grant of the Option herein or to the Optionholder’s tenure as a director of the Company. The Optionholder understands and agrees that by entering into this Agreement, the Optionholder anticipates the benefits of a speedy, impartial dispute-resolution procedure of any such differences. As used in this Section 17.12 and its subparts, the “Company” shall also refer to all benefit plans, the benefit plans’ sponsors, fiduciaries, administrators, affiliates, and all successors and assigns of any of them.

(a) Arbitrable Claims. (i) ALL DISPUTES BETWEEN THE OPTIONHOLDER (AND ITS PERMITTED SUCCESSORS AND ASSIGNS) AND THE COMPANY (AND ITS AFFILIATES, SHAREHOLDERS, DIRECTORS, OFFICERS, AGENTS AND PERMITTED SUCCESSORS AND ASSIGNS) RELATING IN ANY MANNER WHATSOEVER TO THE OPTIONHOLDER’S TENURE AS A DIRECTOR OF THE COMPANY OR TO THE TERMINATION THEREOF, INCLUDING WITHOUT LIMITATION ALL DISPUTES ARISING UNDER THIS AGREEMENT (COLLECTIVELY, “ARBITRABLE CLAIMS”) SHALL BE RESOLVED EXCLUSIVELY BY BINDING ARBITRATION. Arbitrable Claims shall include, but are not limited to, contract (express or implied) and tort claims of all kinds, as well as all claims based on any federal, state, or local law, statute, or regulation (including but not limited to claims alleging unlawful harassment or discrimination in violation of Title VII and/or Title IX of the U.S. Code, of the Age Discrimination in Employment Act, of the Americans with Disabilities Act, of state statute, or otherwise), excepting only claims under applicable workers’ compensation law and unemployment insurance claims. Arbitration shall be final and binding upon the parties and shall be the exclusive remedy for all Arbitrable Claims. Except as provided in Section 17.12(a)(ii), the Arbitrator (as defined below) shall decide whether a claim is an Arbitrable Claim. THE PARTIES HEREBY WAIVE ANY RIGHTS THAT THEY MAY HAVE TO TRIAL BY JURY IN REGARD TO ARBITRABLE CLAIMS.

(ii) NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, HOWEVER, THE COMPANY MAYENFORCE IN COURT, WITHOUT PRIOR RESORT TO ARBITRATION, ANY CLAIM CONCERNING ACTUAL OR THREATENED UNFAIR COMPETITION AND/OR THE ACTUAL OR THREATENED USE AND/ORUNAUTHORIZED DISCLOSURE OF CONFIDENTIAL OR PROPRIETARY INFORMATION OF THE COMPANY. The court shall determine whether a claim concerns actual or threatened unfair competition and/or the actual or threatened use and/or unauthorized disclosure of confidential or proprietary information of the Company.

(b) Arbitration Procedure.

(i) American Arbitration Association Rules; Initiation of Arbitration; Location of Arbitration. Arbitration of Arbitrable Claims shall be in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association (“AAA Rules”), except as provided otherwise in this Agreement. Arbitration shall be initiated by providing written notice to the other party with a statement of the claim(s) asserted, the facts upon which the claim(s) are based, and the remedy sought. This notice shall be provided to the other party within two (2) years of the acts or omissions complained of. Any claim not initiated within this limitations period shall be null and void, and the Company and the Director waive all rights under statutes of limitation of different duration. The arbitration shall take place in New York, New York.

(ii) Selection of Arbitrator. All disputes involving Arbitrable Claims shall be decided by a single arbitrator (the “Arbitrator”), who shall be selected as follows. The American Arbitration Association (“AAA”) shall give each party a list of eleven (11) arbitrators drawn from its panel of employment arbitrators (the “Name List”). Each party may strike up to six (6) names on the Name List it deems unacceptable, and shall notify the other party of the names it has stricken, within fourteen (14) calendar days of the date the AAA gave notice of the Name List. If only one common name on the Name List remains unstricken by the parties, that individual shall be designated as the Arbitrator. If more than one common name remains on the Name Lists unstricken by parties, Director shall strike one of the remaining names and notify the Company, within seven (7) calendar days of notification of the list of unstricken names. If, after Director strikes a name as set forth in the preceding sentence, there is still two or more unstricken names, the Company and the Director shall alternately strike names (with the Company having the next strike) and notify the other party of the stricken name within seven (7) calendar days, until only one remains. If no common name on the initial the Name List remains unstricken by the parties, the AAA shall furnish an additional list or lists, and the parties shall proceed as set forth above, until an Arbitrator is selected.

(iii) Conduct of the Arbitration.

(A) Discovery. To help prepare for the arbitration, the Director and the Company shall be entitled, at their own expense, to learn about the facts of a claim before the arbitration begins. Each party shall have the right to take the deposition of one (1) individual and any expert witness designated by another party. Each party also shall have the right to make requests for production of documents to any party. Additional discovery may be had only where the Arbitrator so orders, upon a showing of substantial need. At least thirty (30) days before the arbitration, the parties must exchange lists of witnesses, including any expert witnesses, and copies of all exhibits intended to be used at the arbitration.

(B) Authority. The Arbitrator shall have jurisdiction to hear and rule on pre-hearing disputes and is authorized to hold pre-hearing conferences by telephone or in person as the Arbitrator deems necessary. The Arbitrator shall have the authority to entertain a motion to dismiss and/or a motion for summary judgment by any party and shall apply the standards governing such motions under the Federal Rules of Civil Procedure. The Arbitrator shall apply the substantive law (and the law of remedies, if applicable) of the state in which the claim arose, or federal law, or both, as applicable to the claim(s) asserted. The Arbitrator shall have the authority to award equitable relief, damages, costs and fees as provided by the law for the particular claim(s) asserted. The arbitrator shall not have the power to award remedies or relief that a New York court could not have awarded. The Federal Rules of Evidence shall apply. The burden of proof shall be allocated as provided by applicable law. Except as provided in Section 17.12(a)(ii), the Arbitrator, and not any federal, state, or local court or agency, shall have exclusive authority to resolve any dispute relating to the interpretation, applicability, enforceability or formation of the Agreement, including but not limited to any claim that all or any part of any of the Agreement is void or voidable and any assertion that a dispute between the Director and the Company is not an Arbitrable Claim. The arbitration shall be final and binding upon the parties.

(C) Costs. Either party, at its expense, may arrange for and pay the cost of a court reporter to provide a stenographic record of the proceedings. If the Arbitrator orders a stenographic record, the parties shall split the cost. Except as otherwise provided in this Section 17.12 and in Section 17.7, the Director and the Company shall equally share the fees and costs of the arbitration and the Arbitrator.

(c) Confidentiality. All proceedings and documents prepared in connection with any Arbitrable Claim shall be confidential and, unless otherwise required by law, the subject matter thereof shall not be disclosed to any person other than the parties to the proceeding, their counsel, witnesses and experts, the Arbitrator, and, if involved, the court and court staff. All documents filed with the Arbitrator or with a court shall be filed under seal. The parties shall stipulate to all arbitration and court orders necessary to effectuate fully the provisions of this subparagraph concerning confidentiality.

(d) Enforceability. Either party may bring an action in any court of competent jurisdiction to compel arbitration under this Agreement and to enforce an arbitration award. Except as provided above, None of the parties shall initiate or prosecute any lawsuit or administrative action in any way related to any Arbitrable Claim. The Federal Arbitration Act shall govern the interpretation and enforcement of this Section 17.12.

INDEX DEVELOPMENT PARTNERS, INC. 48 Wall Street, Suite 1100 New York, New York 10005

By:	/s/ Jonathan L. Steinberg
Jonathan L. Steinberg
Chief Executive Officer

Acceptance

The Optionholder hereby acknowledge: I have received a copy of this Agreement; I have had the opportunity to consult legal counsel in regard to this Agreement, and have availed myself of that opportunity to the extent I wish to do so (I understand the Company’s attorneys represent the Company and not myself, and I have not relied on any advice from the Company’s attorneys); I have read and understand this Agreement; I AM FULLY AWARE OF LEGAL EFFECT OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION THE EFFECT OF SECTION 18.12 HEREOF CONCERNING ARBITRATION; and I have entered into this Agreement freely and voluntarily and based on my own judgment and not on any representations or promises other than those contained in this Agreement. The Optionholder accepts this Option subject to all the terms and conditions of this Agreement.

The Optionholder acknowledges that there may be adverse tax consequences upon exercise of this Option or disposition of the Option Shares and that the Optionholder should consult a tax adviser prior to such exercise or disposition.

Dated: As of November 10, 2005

/s/ Jonathan L. Steinberg

Jonathan Steinberg

Address:

EXHIBIT A

FORM OF NOTICE OF EXERCISE OF OPTION

DATED

Index Development Partners, Inc.

48 Wall Street, Suite 1100

New York, New York 10005

Attention:	Stock Option Committee of the Board of Directors

Re:	Purchase of Option Shares

Gentlemen:

In accordance with my Stock Option Agreement dated as of November 10, 2004 (“Agreement”) with Index Development Partners, Inc. (the “Company”), I hereby irrevocably elect to exercise the right to purchase              shares of the Company’s common stock, par value $.01 per share (“Common Stock”), which are being purchased for investment and not for resale.

As payment for my shares, enclosed is (check and complete applicable box[es]):

( )	a [personal check] [certified check] [bank check]

payable to the order of “Index Development Partners, Inc.” in the sum of $            ;

( )	confirmation of wire transfer in the amount of $ ; and/or

( )	certificate for shares of the Company’s Common Stock, free and clear of any encumbrances, duly endorsed, having a Fair Market Value (as defined in Section 5.2) of $ .

I hereby represent, warrant to, and agree with, the Company that:

(i) I have acquired the Option and shall acquire the Option Shares for my own account and not with a view towards the distribution thereof;

(ii) I have received a copy of all reports and documents required to be filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, within the last twenty-four (24) months and all reports issued by the Company to its stockholders;

(iii) I understand that I must bear the economic risk of the investment in the Option Shares, which cannot be sold by me unless they are registered under the Securities Act of 1933 (the “1933 Act”) or an exemption therefrom is available thereunder and that the Company is under no obligation to register the Option Shares for sale under the 1933 Act;

(iv) As a result of the Optionholder’s my position with the Company, I have had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder and to obtain any additional information to the extent the Company possesses or may possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of the information obtained pursuant to clause (ii) above;

(v) I am aware that the Company shall place stop transfer orders with its transfer agent against the transfer of the Option Shares in the absence of registration under the 1933 Act or an exemption therefrom as provided herein;

(vi) my rights with respect to the Option Shares shall, in all respects, be subject to the terms and conditions of this Agreement; and

(vii) the certificates evidencing the Option Shares may bear the following legends:

“The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933. The shares may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act.”

“The shares represented by this certificate have been acquired pursuant to a Stock Option Agreement, dated as of November 10, 2004, a copy of which is on file with the Company, and may not be transferred, pledged or disposed of except in accordance with the terms and conditions thereof.”

Kindly forward to me my certificate at your earliest convenience.

Very truly yours,

(Signature)	(Address)

(Print Name)	(Address)

(Social Security Number)